Flex Pharma Reports Positive Topline Data
from Exploratory Phase 2 Trial of FLX-787 in ALS

-- Statistically Significant Reduction in Cramp-Associated Pain Intensity and Stiffness; Strong and Consistent Trends on Multiple Endpoints Including Anti-Cramp Activity --
-- First Clinical Evidence of Effect for FLX-787 in Neurological Disease --
-- US Phase 2b Trial of FLX-787 for ALS Cramping Ongoing under Fast Track Designation --
Conference Call Scheduled Today at 8:45 a.m. ET

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November 6, 2017

Boston, MA - Flex Pharma, Inc. (NASDAQ: FLKS), a clinical-stage biotechnology company that is developing innovative and proprietary treatments in Phase 2 randomized, controlled trials for cramps and spasticity associated with severe neurological diseases such as multiple sclerosis (MS), Charcot-Marie-Tooth (CMT) and amyotrophic lateral sclerosis (ALS) under FDA Fast Track designation, today announced positive topline data for FLX-787 from its randomized, double-blinded, placebo-controlled, cross-over Australian trial in ALS patients with frequent muscle cramps. The study was terminated early to focus the Company’s resources on the ongoing US Phase 2b ALS study (COMMEND).

“We are encouraged by the consistently positive impact of FLX-787 across multiple efficacy endpoints related to cramping and the associated pain, despite the small number of patients completing the study,” said Dr. William McVicar, Flex Pharma President and CEO. “These data demonstrate the potential for FLX-787 to benefit ALS patients who suffer from frequent cramping in our ongoing Phase 2b trial, the COMMEND study. With data readouts in MS, ALS, and CMT expected over the next year, we are excited to advance the development of FLX-787, under Fast Track designation for ALS-associated cramping.”

In eight patients who completed the trial per protocol, FLX-787 demonstrated a statistically significant (p<0.05) percentage reduction from baseline in both cramp-associated pain intensity and stiffness, relative to placebo control, based on daily patient assessments by Numerical Rating Scale (NRS). Strong and consistent trends were demonstrated on multiple endpoints, including: percentage reduction in the number of cramps from baseline (p=0.08), increase in cramp free days from baseline (p=0.09), and improvements on both the Patient (PGIC; p=0.06) and Clinician (CGIC; p=0.06) Global Impression of Change. FLX-787 was generally well tolerated.

In the patients completing both cross-over periods per protocol:

•	FLX-787 showed a median 31% reduction in cramps from baseline versus 0.1% reduction for patients while on placebo control;

•	Patients had a median of 4.4 cramp free days versus 0 for placebo control;

•	Patients evaluated themselves as improved with FLX-787 treatment 50% of the time versus 12.5% with placebo control (PGIC); and

•	Clinicians blinded to treatments evaluated 50% of patients as improved with FLX-787 versus 0% for placebo control (CGIC).

The Company also analyzed the Period 1 and Period 2 results of all patients randomized in the trial and believes the cross-over results are not driven by a cross-over bias or unblinding effect.

“Nearly all ALS patients report cramps and the majority seek treatment to relieve their suffering from painful cramping and yet there are no approved therapies in the US. This data set provides the first clinical evidence that FLX-787 has an effect in patients with underlying neurological disease and demonstrates the utility of chemical neurostimulation in treating symptoms arising from motor neuron hyperexcitability,” said Flex Pharma Chief Medical Officer Thomas Wessel, M.D., Ph.D. “In prior studies, FLX-787 has demonstrated similar efficacy profiles in individuals with normally functioning nervous systems such as those suffering from nocturnal leg cramps and healthy normal volunteers studied in our electrically-induced cramp model.”

Data from this study outlined above will be presented at future medical meetings.

Phase 2 Trial Design

This randomized, blinded, placebo-controlled Phase 2 clinical trial, had originally planned to enroll up to 60 subjects with ALS or primary lateral sclerosis (PLS) patients with frequent muscle cramps in Australia. Due to the challenge of enrolling ALS patients from a limited population in Australia, and a greater priority placed on the completion of the larger US Phase 2b trial, the Company announced in July 2017 that we stopped the trial after 12 patients were randomized. Of these, 8 patients completed both cross-over periods and received both FLX-787 and the placebo control. Patients were given 19 mg of FLX-787, formulated as an orally disintegrating tablet (ODT) or placebo control, two or three times daily. The trial included a 14-day run-in period with no treatment to establish baseline characteristics, followed by treatment periods during which patients received FLX-787 or placebo in the first 14-day treatment period before “crossing-over” to the other treatment for an additional 14-day treatment period. The exploratory study was designed to evaluate a number of endpoints relating to cramping frequency, cramp-associated pain, spasticity, stiffness, global impression of change by the patient and the clinician, quality of life, sleep and safety. Eight patients completed both crossover conditions and were included in the primary per protocol analysis.

About the COMMEND Clinical Trial

The COMMEND trial is an ongoing Phase 2b clinical trial designed to evaluate FLX-787 in patients with motor neuron disease (MND), focused on ALS, who suffer from cramps. This randomized, controlled, double-blinded, parallel design trial in the US includes a 28-day run-in period to establish a baseline in cramp frequency. Patients are then randomized to 30 mg of FLX-787 administered three times a day, or control, for 28 days. Patients will be evaluated for changes in cramp frequency as the primary endpoint, with a number of secondary endpoints, including the PGIC, CGIC, cramp-related pain and spasticity.

Details of this trial can be found at clinicaltrials.gov.

Conference Call & Webcast Information

The Flex Pharma management team will host a conference call and live webcast with slides with the investment community today, Monday, November 6, at 8:45 a.m. ET to discuss the information in this press release.

Date: Monday, November 6, 2017
Time: 8:45 a.m. ET

Dial-in: (855) 780-7202 (US and Canada) or (631) 485-4874 (International)
Replay: (855) 859-2056 (US and Canada) or (404) 537-3406 (International)
Conference ID: 3497649

The live webcast and accompanying slides can be accessed under the investor relations section of Flex Pharma’s website at www.flex-pharma.com. A replay of the conference call will be archived under the investor relations section of the Flex Pharma website for three months after the call.

About Flex Pharma
Flex Pharma, Inc. is a clinical-stage biotechnology company that is developing innovative and proprietary treatments in Phase 2 randomized, controlled trials for cramps and spasticity associated with the severe neurological diseases of ALS, MS and peripheral neuropathies such as Charcot-Marie-Tooth (CMT). The Company’s lead candidate, FLX-787, is being developed under Fast Track designation for the treatment of severe muscle cramps associated with ALS. Flex Pharma was founded by National Academy of Science members Rod MacKinnon, M.D. (2003 Nobel Laureate), and Bruce Bean, Ph.D., recognized leaders in the fields of ion channels and neurobiology, along with Christoph Westphal, M.D., Ph.D.

Forward-Looking Statements

This press release contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things, the design and timing of ongoing and anticipated clinical trials, including the timing for results of our clinical trials. These forward-looking statements are based on management's expectations and assumptions as of the date of this press release and are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include, without limitation: the status, timing, costs, results and interpretation of our clinical studies; the uncertainties inherent in conducting clinical studies; our ability to enroll patients in each of clinical studies on a timely basis; expectations of our ability to make regulatory filings and obtain and maintain regulatory approvals; availability of funding sufficient for our foreseeable and unforeseeable operating expenses and capital expenditure requirements; the inherent uncertainties associated with intellectual property; and other factors discussed in greater detail under the heading "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2016 and subsequent filings with the Securities and Exchange Commission (SEC). You are encouraged to read our filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. Any forward-looking statements that we make in this press release speak only as of the date of this press release. We assume no obligation to update our forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

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Contact:
Elizabeth Woo
SVP, Investor Relations & Corporate Communications
Flex Pharma, Inc.
irdept@flex-pharma.com
617-874-1829